Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS ANNOUNCES INTENT TO CREATE

TWO INDEPENDENT, PUBLICLY TRADED COMPANIES

Would Create a High-Growth Global Snacks Company and

a High-Margin North American Grocery Business,

Each with a Portfolio of Iconic Brands

NORTHFIELD, Ill., Aug. 4, 2011 – Kraft Foods Inc. (NYSE: KFT) today announced that its Board of Directors intends to create two independent public companies: A high-growth global snacks business with estimated revenue1 of approximately $32 billion and a high-margin North American grocery business with estimated revenue of approximately $16 billion. The company expects to create these companies through a tax-free spin-off of the North American grocery business to Kraft Foods shareholders.

“As our second quarter results once again show, our businesses are benefiting from a virtuous cycle of growth and investment, which we fully expect will continue,” said Chairman and CEO Irene Rosenfeld. “We have built two strong, but distinct, portfolios. Our strategic actions have put us in a position to create two great companies, each with the leadership, resources and strong market positions to realize their full potential. The next phase of our development recognizes the distinct priorities within our portfolio. The global snacks business has tremendous opportunities for growth as consumer demand for snacks increases around the world. The North American grocery business has a remarkable set of iconic brands, industry-leading margins, and the clear ability to generate significant cash flow.”

Strategic Rationale

Over the last several years, Kraft Foods has transformed its portfolio by expanding geographically and by building its presence in the fast-growing snacking category. A series of strategic acquisitions, notably of LU biscuit from Danone and of Cadbury Plc, together with the strong organic growth of our Power Brands, have made Kraft Foods the world’s leading snacks company. At the same time, the company has continued to invest in product quality, marketing and innovation behind its iconic North American brands, while implementing a series of cost management initiatives. As a result, the company has delivered strong results in very challenging economic conditions.

[1]	Revenue figures in this release are estimates based on 2010 Kraft Foods actual results adjusted for divestitures.

Having successfully executed its transformation plan, and 18 months into the Cadbury integration, the company has, in fact, built a global snacking platform and a North American grocery business that now differ in their future strategic priorities, growth profiles and operational focus. For example, Kraft Foods’ snacks business is focused largely on capitalizing on global consumer snacking trends, building its strength in fast-growing developing markets and in instant consumption channels; the North American grocery business is investing to grow revenue in line with its categories in traditional grocery channels through product innovation and world-class marketing, while driving superior margins and cash flows.

Over the course of Kraft Foods’ strategic transformation, the Board of Directors and management have continually explored opportunities to further enhance performance and increase long-term shareholder value and believe that creating two independent public companies is the logical next step. Specifically, detailed review by the Board and management has shown that these two businesses would now benefit from being run independently of each other, rather than as part of the same company.

The company believes that creating two public companies would offer a number of opportunities:

•	Each business would focus on its distinct strategic priorities, with financial targets that best fit its own markets and unique opportunities.

•	Each would be able to allocate resources and deploy capital in a manner consistent with its strategic priorities in order to optimize total returns to shareholders.

•	Investors would be able to value the two companies based on their particular operational and financial characteristics and thus invest accordingly.

Creating Two Great Companies

Global snacks will consist of the current Kraft Foods Europe and Developing Markets units as well as the North American snacks and confectionery businesses. As an independent company, global snacks would have estimated revenues of approximately $32 billion and a strong growth profile across numerous fast-growing, attractive markets. Approximately 75 percent of revenues would be from snacks around the world, and approximately 42 percent would come from developing markets, including a diversified presence in numerous highly attractive emerging markets. The business would have a strong presence in the fast-growing and high-margin instant consumption channel. The non-snacks portion of the portfolio would consist primarily of powdered beverages and coffee, which have a strong growth and margin profile in developing markets and Europe. Key brands would include Oreo and LU biscuits, Cadbury and Milka chocolates, Trident gum, Jacobs coffee, and Tang powdered beverages.

The North American grocery business would consist of the current U.S. Beverages, Cheese, Convenient Meals and Grocery segments and the non-snack categories in Canada and Food Service. With approximately $16 billion in estimated revenue, this business would be one of the largest food and beverage companies in North America. Its portfolio would include many of the most popular food brands on the continent, with leadership positions in virtually every category in which it competes.

The North American grocery business would have a highly competitive retail presence, cost leadership and a continued commitment to innovation and marketing excellence. North America’s strategic priorities would be to build on its leading market positions by growing in line with its categories while maintaining a sharp focus on its cost structure. Capitalizing on the investments that the company has made during its transformation, an independent North American business would be managed to deliver reliable revenue growth; strong margins and free cash flow; and a highly competitive dividend payout. Key brands would include Kraft macaroni and cheese, Oscar Mayer meats, Philadelphia cream cheese, Maxwell House coffee, Capri Sun beverages, Jell-O desserts and Miracle Whip salad dressing.

Management is targeting capital structures to maintain investment-grade ratings with access to commercial paper for each new entity.

Next Steps

Management is developing detailed plans for the Board’s further consideration and final approval. To execute the transaction requires further work on structure, management, governance, and other matters, which will take approximately 12 or more months. The current target is to launch the new companies before year-end 2012. The company will provide interim updates as appropriate. Throughout the process, management will remain focused on continuing to realize the benefits of the Cadbury integration and delivering strong business results.

“Our employees’ hard work and accomplishments have transformed Kraft Foods and enabled us to take this next step in the company’s evolution,” said Rosenfeld. “Our global snacks and North America grocery businesses both have terrifically talented and dynamic people. I’m confident that we will maintain the winning spirit that has been key to our success.” She continued, “The focus and other benefits that come from creating two independent companies will provide even greater opportunities for our people and our brands.”

Any transaction would be subject to customary conditions, including receipt of regulatory approvals, an opinion from tax counsel and a favorable ruling from the Internal Revenue Service to ensure the tax-free status of the spin-off of the North American grocery business to our shareholders, execution of inter-company agreements, further due diligence as appropriate, and final approval by the company’s Board of Directors.

The company’s financial advisors are Centerview Partners, Evercore Partners and Goldman Sachs.

CONFERENCE CALL

Kraft Foods will host a conference call for investors to review this announcement at 8 a.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s website.

ABOUT KRAFT FOODS

Northfield, Ill.-based Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2010 revenue of $49.2 billion, more than half of which was earned outside North America. Twelve of the company’s iconic brands — including Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Trident and Tang — generate revenue of more than $1 billion annually, and 40 have been loved for more than a century. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. For more information, visit kraftfoodscompany.com and facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect,” “intend,” “goals,” “plans,” “believe,” continue,” “may,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, our intent to create two independent public companies; revenue estimates of each company; it will be a tax-free spin-off; benefits of the virtuous cycle; the leadership, resources, potential, priorities, opportunities and business of each company; creating two companies is the logical next step; opportunities of being run independently; estimated revenues and growth profiles of each company; intent to remain investment grade with access to commercial paper; next steps and timing of transaction; continuing focus on Cadbury integration and delivering strong business results; maintain winning spirit; and that the transaction is subject to customary conditions. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company, continued volatility of, and sharp increase in, input costs, pricing actions, increased competition, risks from operating internationally, continued consumer weakness, weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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